Exhibit 99.1

FOR IMMEDIATE RELEASE January 18, 2022

For more information

Trisha Voltz Carlson, EVP, Investor Relations Manager

504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney reports fourth quarter 2021 EPS of $1.55

A Strong Finish to a Record Year; 2021 EPS totaled $5.22

GULFPORT, Miss. (January 18, 2022) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the fourth quarter of 2021. Net income for the fourth quarter of 2021 totaled $137.7 million, or $1.55 per diluted common share (EPS), compared to $129.6 million, or $1.46 per diluted common share, in the third quarter of 2021. The fourth quarter of 2021 included ($4.9) million, or ($0.04) per share after-tax, of net nonoperating income items, mostly from storm-related insurance proceeds. The third quarter of 2021 included ($1.4) million, or ($0.01) per share after-tax, of net nonoperating income items, related to Hurricane Ida expenses offset by severance reversal and a gain from the sale of the remaining Hancock Horizon Funds. Excluding the impact of these nonoperating items in both quarters, EPS would be up $0.06 linked-quarter. The company reported net income for the fourth quarter of 2020 of $103.6 million, or $1.17 per diluted common share. There were no nonoperating items in the fourth quarter of 2020.

Fourth Quarter 2021 Highlights

•	Pre-provision net revenue (PPNR) totaled $134.2 million, down slightly, linked-quarter
•	Core loan growth of $652.5 million, more than offset the impact of $404.3 million in PPP loan forgiveness leading to an overall increase in total loans of $248.3 million linked-quarter
•	Deposits increased $1.3 billion as noninterest-bearing demand deposits increased $739.4 million and interest-bearing accounts increased $518.3 million
•	$29.1 million reserve release and $0.7 million in net charge-offs led to a negative provision for credit losses of $28.4 million
•	ACL coverage remained strong at 1.76% (1.80% excluding PPP loans)
•	Both nonperforming loans and criticized commercial loans declined 6% and 2%, respectively, linked-quarter
•	The continued impact of excess liquidity, driven mainly by PPP loan forgiveness and Hurricane Ida related deposits, led to a 14 bps compression in reported NIM
•	TCE ratio 7.71%, down 14 bps, impacted by OCI and excess liquidity

“Fourth quarter’s results were a strong finish to a record year,” said John M. Hairston, President & CEO. “Our company grew to over $36 billion in total assets, as both loan and deposit growth exceeded expectations. Annual earnings per share were $5.22, compared to a loss in 2020, while operating pre-provision, net revenue (PPNR) totaled $538 million, an increase of $46.5 million, or 9%. The work we started pre-pandemic, coupled with the de-risking efforts in early 2020, have put us on a path to achieving updated corporate strategic objectives (CSOs), including the previously announced path to a 55% efficiency ratio. Expense management efforts are evident as we surpassed our target for the fourth quarter of 2021, while revenue initiatives are underway. Today our credit metrics are among the best in class, and our capital remains solid despite the impact of excess liquidity on our TCE ratio.

We are looking forward to carrying the momentum from the year-end finish to a brighter 2022, not only for our company, but for our clients, associates and communities, as we hopefully begin to emerge from today’s ongoing pandemic environment.”

Loans

Loans totaled $21.1 billion at December 31, 2021, up $248.3 million, or 1%, linked-quarter. Core loans increased $652.5 million from September 30, 2021, more than offsetting the impact of $404.3 million in PPP loan forgiveness. Growth was reflected in markets across the footprint and in specialty lines. Management expects core loans to grow by 6-8% in 2022, while quarterly results will reflect normal seasonality.

Average loans totaled $20.8 billion for the fourth quarter of 2021, down $171.0 million, or 1%, linked-quarter.

Deposits

Total deposits at December 31, 2021 were $30.5 billion, up $1.3 billion, or 4%, from September 30, 2021. Seasonality, excess liquidity related to stimulus and other pandemic-related client funds, and hurricane related recovery proceeds contributed to the fourth quarter of 2021’s elevated level of deposits.

DDAs totaled $14.4 billion at December 31, 2021, up $739.4 million, or 5%, from September 30, 2021 and comprised 47% of total period-end deposits. Interest-bearing transaction and savings deposits totaled $11.6 billion at the end of the fourth quarter of 2021, an increase of $358.0 million, or 3%, linked-quarter. Compared to September 30, 2021, time deposits of $1.1 billion were down $78.9 million, or 7%. Interest-bearing public fund deposits increased $239.2 million, or 8%, linked-quarter, ending December 31, 2021 at $3.3 billion.

Management expects 2022 deposit levels to remain flat to slightly down.

Average deposits for the fourth quarter of 2021 were $29.8 billion, up $513.4 million, or 2%, linked-quarter.

Asset Quality

The total allowance for credit losses (ACL) was $371.4 million at December 31, 2021, down $29.1 million from September 30, 2021. During the fourth quarter of 2021, the company recorded a negative provision for credit losses of $28.4 million, compared to a negative provision of $27.0 million in the third quarter of 2021. Net charge-offs totaled $0.7 million in the fourth quarter of 2021, or 0.01% of average total loans on an annualized basis, down from $1.8 million, or 0.03% of average total loans in the third quarter of 2021. The ratio of ACL to period-end loans was 1.76% (1.80% excluding PPP loans) at December 31, 2021, compared to 1.92% (2.00% excluding PPP loans) at September 30, 2021.

The company’s overall asset quality metrics continued to improve with commercial criticized and total nonperforming loans down 2% and 6%, respectively, linked-quarter. Nonperforming assets (NPAs) totaled $66.8 million at December 31, 2021, down $5.0 million, or 7%, from September 30, 2021. During the fourth quarter of 2021, total nonperforming loans decreased $4.1 million, or 6%, while ORE and foreclosed assets were down $0.9 million, or 11% linked-quarter. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 0.32% at December 31, 2021, down 2 bps from September 30, 2021.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the fourth quarter of 2021 was $231.9 million, a decrease of $5.5 million, or 2%, from the third quarter of 2021.

The net interest margin (NIM) was 2.80% in the fourth quarter of 2021, a decline of 14 bps linked-quarter. Factors driving the NIM compression are mainly related to the impact of additional excess liquidity noted earlier (-10 bps), change in earning asset yield (-4 bps) and forgiveness of over $400 million in PPP loans (-2 bps), partly offset by lower deposit costs (+1 bp) and other (+1 bp).

Average earning assets were $32.9 billion for the fourth quarter of 2021, up $816.3 million, or 3%, from the third quarter of 2021.

Management expects NIM to remain flat to slightly down through mid-year 2022, and then begin to expand.

Noninterest Income

Noninterest income totaled $89.6 million for the fourth quarter of 2021, down $3.7 million, or 4%, from the third quarter of 2021. Included in noninterest income was a $3.6 million gain from storm-related insurance proceeds (nonoperating item). In the third quarter of 2021, noninterest income included a $4.6 million gain from the sale of the remaining Hancock Horizon Funds. Adjusting for these items, noninterest income for the fourth quarter of 2021 totaled $86.0 million, down $2.8 million, or 3%, linked-quarter.

Service charges on deposits were up $0.2 million, or 1%, from the third quarter of 2021. Bankcard and ATM fees were up $0.8 million, or 4%, from the third quarter of 2021, driven by seasonality and improved economic activity and consumer-spending patterns.

Investment and annuity income and insurance fees were up $0.4 million, or 5%, linked-quarter. Trust fees were down $0.5 million, or 3% linked-quarter.

Fees from secondary mortgage operations totaled $5.5 million for the fourth quarter of 2021, down $1.5 million, or 22%, linked-quarter, as we are currently seeing a slowdown in activity compared to 2020’s refinance “boom”.

Other noninterest income totaled $19.1 million, down $3.1 million, or 14%, from the third quarter of 2021. The decrease is due to a lower level of specialty income.

Noninterest Expense & Taxes

Noninterest expense totaled $182.5 million, down $12.2 million, or 6% linked-quarter. Included in the total was ($1.3) million of net nonoperating expenses related primarily to partial reversals of accruals for Hurricane Ida expense and closed branch writedowns. In the third quarter of 2021, noninterest expense included $3.2 million, related primarily to Hurricane Ida, partly offset by a reversal of severance. Excluding these items, operating expense totaled $183.8 in the fourth quarter of 2021, down $7.7 million, or 4%, linked-quarter.

Personnel expense (operating) totaled $107.2 million in the fourth quarter of 2021, down $6.7 million, or 6%, linked-quarter. The decrease is mainly related to savings associated with efficiency initiatives noted last quarter.

Occupancy and equipment expense totaled $16.0 million in the fourth quarter of 2021, down $0.8 million, or 5%, from the third quarter of 2021. Amortization of intangibles totaled $3.9 million for the fourth quarter of 2021, down $0.2 million, or 4%, linked-quarter.

ORE and other foreclosed assets expense totaled $0.2 million in the fourth quarter of 2021, compared to gains exceeding expenses by $0.4 million in the third quarter of 2021.

Other operating expense totaled $56.4 million in the fourth quarter of 2021, virtually flat linked-quarter.

The effective income tax rate for fourth quarter 2021 was 16.4%. The lower than normal rate was related to the company revising its tax elections in anticipation of potential tax reform to a higher statutory tax rate. The company expects the tax rate to return to a normal quarterly range of 19-20% in 2022, absent any changes in tax laws. The effective income tax rate continues to be less than the statutory rate due primarily to tax-exempt income and tax credits.

Capital

Common stockholders’ equity at December 31, 2021 totaled $3.7 billion, up $40.6 million, or 1%, from September 30, 2021. The tangible common equity (TCE) ratio was 7.71%, down 14 bps from September 30, 2021, mainly the result of excess liquidity and a year-end fair value adjustment in OCI. The company’s CET1 ratio is estimated to be 11.16% at December 31, 2021, virtually flat linked-quarter. During the fourth quarter of 2021, the company repurchased 393,527 shares of its common stock at an average price of $48.98 per share. This stock repurchase is part of the Board authorization to repurchase up to 4,338,000 shares of the company’s common stock, set to expire December 31, 2022. To-date the company has repurchased 449,876 shares under this authorization.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 4:00 p.m. Central Time on Tuesday, January 18, 2022 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to fourth quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial 844-200-6205 or 646-904-5544, access code 925066.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through January 25, 2022 by dialing 866-813-9403 or 929-458-6194, access code 899285.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee. BauerFinancial, Inc., the nation’s leading independent bank rating and analysis firm, consistently recommends Hancock Whitney as one of America’s most financially sound banks. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with the provisions of subpart 229.1400 of the Securities and Exchange Commission’s Regulation S-K, “Disclosures by Bank and Savings and Loan Registrants,” the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concept “operating.” The company uses the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in the company’s business.

Important Cautionary Statement about Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, loan growth expectations, management’s predictions about charge-offs for loans, the impact of the COVID-19 pandemic on the economy and our operations, the adequacy of our enterprise risk management framework, the ongoing impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of the change in the referenced rate reform, deposit trends, credit quality trends, the impact of natural or man-made disasters, the impact of PPP loans and forgiveness on our results, changes in interest rates, inflation, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns.

Given the many unknowns and risks being heavily weighted to the downside, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. If efforts to contain and inoculate our population against COVID-19 and other variants thereof are unsuccessful and restrictions on movement are re-imposed, the economic impact could continue to be substantial. The COVID-19 outbreak and its consequences, including responsive measures to manage it, have had and are likely to continue to have an adverse effect, possibly materially, on our business and financial performance by adversely affecting, possibly materially, the demand and profitability of our products and services, the valuation of assets.

In addition, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars and common share data in thousands, except per share amounts)	12/31/2021	9/30/2021	12/31/2020	12/31/2021	12/31/2020
NET INCOME
Net interest income	$229,296	$234,709	$238,286	$933,235	$942,523
Net interest income (TE) (a)	231,931	237,477	241,401	944,414	955,523
Provision for credit losses	(28,399)	(26,955)	24,214	(77,494)	602,904
Noninterest income	89,612	93,361	82,350	364,334	324,428
Noninterest expense	182,462	194,703	193,144	807,007	788,792
Income tax expense (benefit)	27,102	30,740	(297)	104,841	(79,571)
Net income (loss)	$137,743	$129,582	$103,575	$463,215	$(45,174)
For informational purposes - included above, pre-tax
Nonoperating item included in noninterest income:
Gain on hurricane-related insurance settlement	$3,600	$—	$—	$3,600	$—
Gain on sale of Hancock Horizon Funds	—	4,576	—	4,576	—
Gain on sale of Mastercard Class B common stock	—	—	—	2,800	—
Nonoperating items included in noninterest expense:
Efficiency initiatives	(649)	(1,867)	—	38,296	—
Hurricane related expenses	(680)	5,092	—	4,412	—
Loss on redemption of subordinated notes	—	—	—	4,165	—
Provision for credit loss associated with energy loan sale	—	—	—	—	160,101
PERIOD-END BALANCE SHEET DATA
Loans	$21,134,282	$20,886,015	$21,789,931	$21,134,282	$21,789,931
Securities	8,552,449	8,308,622	7,356,497	8,552,449	7,356,497
Earning assets	33,610,435	32,348,036	30,616,277	33,610,435	30,616,277
Total assets	36,531,205	35,318,308	33,638,602	36,531,205	33,638,602
Noninterest-bearing deposits	14,392,808	13,653,376	12,199,750	14,392,808	12,199,750
Total deposits	30,465,897	29,208,157	27,697,877	30,465,897	27,697,877
Common stockholders' equity	3,670,352	3,629,766	3,439,025	3,670,352	3,439,025
AVERAGE BALANCE SHEET DATA
Loans	$20,770,130	$20,941,173	$22,065,672	$21,207,942	$22,166,523
Securities (b)	8,378,258	8,368,824	6,921,099	8,105,830	6,398,749
Earning assets	32,913,659	32,097,381	29,875,531	32,060,863	29,235,313
Total assets	35,829,027	35,207,960	33,067,462	35,075,392	32,390,967
Noninterest-bearing deposits	14,126,335	13,535,961	11,759,755	13,323,978	10,779,570
Total deposits	29,750,665	29,237,306	27,040,447	29,093,709	26,212,317
Common stockholders' equity	3,642,003	3,606,087	3,406,646	3,545,255	3,433,099
COMMON SHARE DATA
Earnings (loss) per share - diluted	$1.55	$1.46	$1.17	$5.22	$(0.54)
Cash dividends per share	0.27	0.27	0.27	1.08	1.08
Book value per share (period-end)	42.31	41.81	39.65	42.31	39.65
Tangible book value per share (period-end)	31.64	31.10	28.79	31.64	28.79
Weighted average number of shares - diluted	87,132	87,006	86,657	87,027	86,533
Period-end number of shares	86,749	86,823	86,728	86,749	86,728
Market data
High sales price	$53.61	$48.19	$34.89	$53.61	$44.24
Low sales price	45.06	39.07	18.59	32.52	14.32
Period-end closing price	50.02	47.12	34.02	50.02	34.02
Trading volume	23,889	22,482	27,564	100,904	158,267
PERFORMANCE RATIOS
Return on average assets	1.53%	1.46%	1.25%	1.32%	(0.14)%
Return on average common equity	15.00%	14.26%	12.10%	13.07%	(1.32)%
Return on average tangible common equity	20.13%	19.22%	16.74%	17.74%	(1.82)%
Tangible common equity ratio (c)	7.71%	7.85%	7.64%	7.71%	7.64%
Net interest margin (TE)	2.80%	2.94%	3.22%	2.95%	3.27%
Noninterest income as a percent of total revenue (TE)	27.87%	28.22%	25.44%	27.84%	25.35%
Efficiency ratio (d)	56.57%	57.44%	58.23%	57.29%	60.07%
Average loan/deposit ratio	69.81%	71.62%	81.60%	72.90%	84.57%
Allowance for loan losses as a percentage of period-end loans	1.62%	1.78%	2.07%	1.62%	2.07%
Allowance for credit losses as a percent of period-end loans (e)	1.76%	1.92%	2.20%	1.76%	2.20%
Annualized net charge-offs to average loans	0.01%	0.03%	0.44%	0.15%	1.78%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	527.59%	506.17%	305.20%	527.59%	305.20%
FTE headcount	3,486	3,429	3,986	3,486	3,986

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(b) Average securities does not include unrealized holding gains/losses on available for sale securities.

(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.

(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
NET INCOME
Net interest income	$229,296	$234,709	$234,643	$234,587	$238,286
Net interest income (TE) (a)	231,931	237,477	237,497	237,509	241,401
Provision for credit losses	(28,399)	(26,955)	(17,229)	(4,911)	24,214
Noninterest income	89,612	93,361	94,272	87,089	82,350
Noninterest expense	182,462	194,703	236,770	193,072	193,144
Income tax expense (benefit)	27,102	30,740	20,656	26,343	(297)
Net income	$137,743	$129,582	$88,718	$107,172	$103,575
For informational purposes - included above, pre-tax
Nonoperating item included in noninterest income:
Gain on hurricane-related insurance settlement	$3,600	$—	$—	$—	$—
Gain on sale of Hancock Horizon Funds	—	4,576	—	—	—
Gain on sale of Mastercard Class B common stock	—	—	2,800	—	—
Nonoperating items included in noninterest expense:
Efficiency initiatives	(649)	(1,867)	40,812	—	—
Hurricane related expenses	(680)	5,092	—	—	—
Loss on redemption of subordinated notes	—	—	4,165	—	—
PERIOD-END BALANCE SHEET DATA
Loans	$21,134,282	$20,886,015	$21,148,530	$21,664,859	$21,789,931
Securities	8,552,449	8,308,622	8,633,133	8,005,990	7,356,497
Earning assets	33,610,435	32,348,036	32,075,450	32,134,637	30,616,277
Total assets	36,531,205	35,318,308	35,098,709	35,072,643	33,638,602
Noninterest-bearing deposits	14,392,808	13,653,376	13,406,385	13,174,911	12,199,750
Total deposits	30,465,897	29,208,157	29,273,107	29,210,520	27,697,877
Common stockholders' equity	3,670,352	3,629,766	3,562,901	3,416,903	3,439,025
AVERAGE BALANCE SHEET DATA
Loans	$20,770,130	$20,941,173	$21,388,814	$21,745,298	$22,065,672
Securities (b)	8,378,258	8,368,824	8,194,812	7,468,541	6,921,099
Earning assets	32,913,659	32,097,381	32,195,515	31,015,637	29,875,531
Total assets	35,829,027	35,207,960	35,165,684	34,078,200	33,067,462
Noninterest-bearing deposits	14,126,335	13,535,961	13,237,796	12,374,235	11,759,755
Total deposits	29,750,665	29,237,306	29,228,809	28,138,763	27,040,447
Common stockholders' equity	3,642,003	3,606,087	3,488,592	3,441,466	3,406,646
COMMON SHARE DATA
Earnings per share - diluted	$1.55	$1.46	$1.00	$1.21	$1.17
Cash dividends per share	0.27	0.27	0.27	0.27	0.27
Book value per share (period-end)	42.31	41.81	41.03	39.38	39.65
Tangible book value per share (period-end)	31.64	31.10	30.27	28.57	28.79
Weighted average number of shares - diluted	87,132	87,006	86,990	86,805	86,657
Period-end number of shares	86,749	86,823	86,847	86,777	86,728
Market data
High sales price	$53.61	$48.19	$50.69	$47.37	$34.89
Low sales price	45.06	39.07	40.25	32.52	18.59
Period-end closing price	50.02	47.12	44.44	42.01	34.02
Trading volume	23,889	22,482	25,570	28,963	27,564
PERFORMANCE RATIOS
Return on average assets	1.53%	1.46%	1.01%	1.28%	1.25%
Return on average common equity	15.00%	14.26%	10.20%	12.63%	12.10%
Return on average tangible common equity	20.13%	19.22%	13.94%	17.38%	16.74%
Tangible common equity ratio (c)	7.71%	7.85%	7.70%	7.26%	7.64%
Net interest margin (TE)	2.80%	2.94%	2.96%	3.09%	3.22%
Noninterest income as a percentage of total revenue (TE)	27.87%	28.22%	28.41%	26.83%	25.44%
Efficiency ratio (d)	56.57%	57.44%	57.01%	58.12%	58.23%
Average loan/deposit ratio	69.81%	71.62%	73.18%	77.28%	81.60%
Allowance for loan losses as a percentage of period-end loans	1.62%	1.78%	1.89%	1.96%	2.07%
Allowance for credit losses as a percentage of period-end loans (e)	1.76%	1.92%	2.03%	2.11%	2.20%
Annualized net charge-offs to average loans	0.01%	0.03%	0.20%	0.34%	0.44%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	527.59%	506.17%	415.00%	354.09%	305.20%
FTE headcount	3,486	3,429	3,626	3,926	3,986

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(b) Average securities does not include unrealized holding gains/losses on available for sale securities.

(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.

(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands, except per share data)	12/31/2021	9/30/2021	12/31/2020	12/31/2021	12/31/2020
NET INCOME
Interest income	$238,756	$244,417	$257,253	$982,258	$1,057,981
Interest income (TE) (f)	241,391	247,185	260,368	993,437	1,070,981
Interest expense	9,460	9,708	18,967	49,023	115,458
Net interest income (TE)	231,931	237,477	241,401	944,414	955,523
Provision for credit losses	(28,399)	(26,955)	24,214	(77,494)	602,904
Noninterest income	89,612	93,361	82,350	364,334	324,428
Noninterest expense	182,462	194,703	193,144	807,007	788,792
Income (loss) before income taxes	164,845	160,322	103,278	568,056	(124,745)
Income tax expense (benefit)	27,102	30,740	(297)	104,841	(79,571)
Net income (loss)	$137,743	$129,582	$103,575	$463,215	$(45,174)
For informational purposes - included above, pre-tax
Nonoperating item included in noninterest income:
Gain on hurricane-related insurance settlement	$3,600	$—	$—	$3,600	$—
Gain on sale of Hancock Horizon Funds	—	4,576	—	4,576	—
Gain on sale of Mastercard Class B common stock	—	—	—	2,800	—
Nonoperating items included in noninterest expense:
Efficiency initiatives	(649)	(1,867)	—	38,296	—
Hurricane related expenses	(680)	5,092	—	4,412	—
Loss on redemption of subordinated notes	—	—	—	4,165	—
Provision for credit loss associated with energy loan sale	—	—	—	—	160,101
NONINTEREST INCOME
Service charges on deposit accounts	$21,346	$21,159	$19,864	$81,032	$76,659
Trust fees	15,547	16,041	14,801	62,898	58,191
Bank card and ATM fees	20,638	19,833	17,590	79,074	68,131
Insurance and investment commissions, and annuity fees	7,546	7,167	5,826	29,502	24,330
Secondary mortgage market operations	5,456	6,972	11,508	36,694	40,244
Other income	19,079	22,189	12,761	75,134	56,873
Total noninterest income	$89,612	$93,361	$82,350	$364,334	$324,428
NONINTEREST EXPENSE
Personnel expense	$108,128	$111,978	$112,245	$482,375	$464,059
Net occupancy and equipment expense	16,047	16,868	17,805	67,953	71,801
Other real estate and foreclosed assets expense (income), net	246	(376)	367	(210)	9,555
Other expense	54,122	62,151	58,113	240,224	223,461
Amortization of intangibles	3,919	4,082	4,614	16,665	19,916
Total noninterest expense	$182,462	$194,703	$193,144	$807,007	$788,792
COMMON SHARE DATA
Earnings (loss) per share:
Basic	$1.56	$1.46	$1.17	$5.23	$(0.54)
Diluted	1.55	1.46	1.17	5.22	(0.54)

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
NET INCOME
Interest income	$238,756	$244,417	$248,300	$250,785	$257,253
Interest income (TE) (f)	241,391	247,185	251,154	253,707	260,368
Interest expense	9,460	9,708	13,657	16,198	18,967
Net interest income (TE)	231,931	237,477	237,497	237,509	241,401
Provision for credit losses	(28,399)	(26,955)	(17,229)	(4,911)	24,214
Noninterest income	89,612	93,361	94,272	87,089	82,350
Noninterest expense	182,462	194,703	236,770	193,072	193,144
Income before income taxes	164,845	160,322	109,374	133,515	103,278
Income tax expense (benefit)	27,102	30,740	20,656	26,343	(297)
Net income	$137,743	$129,582	$88,718	$107,172	$103,575
For informational purposes - included above, pre-tax
Nonoperating item included in noninterest income:
Gain on hurricane-related insurance settlement	$3,600	$—	$—	$—	$—
Gain on sale of Hancock Horizon Funds	—	4,576	—	—	—
Gain on sale of Mastercard Class B common stock	—	—	2,800	—	—
Nonoperating items included in noninterest expense:
Efficiency initiatives	(649)	(1,867)	40,812	—	—
Hurricane related expenses	(680)	5,092	—	—	—
Loss on redemption of subordinated notes	—	—	4,165	—	—
NONINTEREST INCOME
Service charges on deposit accounts	$21,346	$21,159	$19,381	$19,146	$19,864
Trust fees	15,547	16,041	16,307	15,003	14,801
Bank card and ATM fees	20,638	19,833	20,483	18,120	17,590
Investment and insurance commissions, and annuity fees	7,546	7,167	7,331	7,458	5,826
Secondary mortgage market operations	5,456	6,972	12,556	11,710	11,508
Other income	19,079	22,189	18,214	15,652	12,761
Total noninterest income	$89,612	$93,361	$94,272	$87,089	$82,350
NONINTEREST EXPENSE
Personnel expense	$108,128	$111,978	$142,654	$119,615	$112,245
Net occupancy and equipment expense	16,047	16,868	17,347	17,691	17,805
Other real estate and foreclosed assets expense (income), net	246	(376)	(86)	6	367
Other expense	54,122	62,151	72,610	51,341	58,113
Amortization of intangibles	3,919	4,082	4,245	4,419	4,614
Total noninterest expense	$182,462	$194,703	$236,770	$193,072	$193,144
COMMON SHARE DATA
Earnings per share:
Basic	$1.56	$1.46	$1.00	$1.21	$1.17
Diluted	1.55	1.46	1.00	1.21	1.17

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION

PERIOD-END BALANCE SHEET

(Unaudited)

(dollars in thousands)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
ASSETS
Commercial non-real estate loans	$9,612,460	$9,416,990	$9,532,710	$10,091,342	$9,986,983
Commercial real estate - owner occupied loans	2,821,246	2,812,926	2,809,868	2,795,104	2,857,445
Total commercial and industrial loans	12,433,706	12,229,916	12,342,578	12,886,446	12,844,428
Commercial real estate - income producing loans	3,464,626	3,467,939	3,419,028	3,411,028	3,357,939
Construction and land development loans	1,228,670	1,213,991	1,295,036	1,122,141	1,065,057
Residential mortgage loans	2,423,890	2,351,053	2,412,459	2,488,792	2,665,212
Consumer loans	1,583,390	1,623,116	1,679,429	1,756,452	1,857,295
Total loans	21,134,282	20,886,015	21,148,530	21,664,859	21,789,931
Loans held for sale	93,069	90,618	90,002	124,677	136,063
Securities	8,552,449	8,308,622	8,633,133	8,005,990	7,356,497
Short-term investments	3,830,635	3,062,781	2,203,785	2,339,111	1,333,786
Earning assets	33,610,435	32,348,036	32,075,450	32,134,637	30,616,277
Allowance for loan losses	(342,065)	(371,521)	(399,668)	(424,360)	(450,177)
Goodwill and other intangible assets	925,679	929,599	933,681	937,926	942,345
Other assets	2,337,156	2,412,194	2,489,246	2,424,440	2,530,157
Total assets	$36,531,205	$35,318,308	$35,098,709	$35,072,643	$33,638,602
LIABILITIES
Noninterest-bearing deposits	$14,392,808	$13,653,376	$13,406,385	$13,174,911	$12,199,750
Interest-bearing transaction and savings deposits	11,649,855	11,291,878	11,308,744	11,200,412	10,413,870
Interest-bearing public fund deposits	3,294,607	3,055,388	3,206,799	3,198,523	3,234,936
Time deposits	1,128,627	1,207,515	1,351,179	1,636,674	1,849,321
Total interest-bearing deposits	16,073,089	15,554,781	15,866,722	16,035,609	15,498,127
Total deposits	30,465,897	29,208,157	29,273,107	29,210,520	27,697,877
Short-term borrowings	1,665,061	1,745,228	1,516,508	1,652,747	1,667,513
Long-term debt	244,220	248,011	248,052	397,583	378,322
Other liabilities	485,675	487,146	498,141	394,890	455,865
Total liabilities	32,860,853	31,688,542	31,535,808	31,655,740	30,199,577
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,065,214	2,084,387	2,080,486	2,073,658	2,067,450
Retained earnings	1,659,073	1,545,181	1,439,553	1,374,688	1,291,506
Accumulated other comprehensive income (loss)	(53,935)	198	42,862	(31,443)	80,069
Total common stockholders' equity	3,670,352	3,629,766	3,562,901	3,416,903	3,439,025
Total liabilities & stockholders' equity	$36,531,205	$35,318,308	$35,098,709	$35,072,643	$33,638,602
For informational purposes only - included above
SBA Paycheck Protection Program (PPP) loans	$531,059	$935,330	$1,417,523	$2,345,605	$2,005,237
CAPITAL RATIOS
Tangible common equity	$2,744,673	$2,700,167	$2,629,220	$2,478,977	$2,496,680
Tier 1 capital (g)	2,890,408	2,799,037	2,692,065	2,622,973	2,534,049
Common equity as a percentage of total assets	10.05%	10.28%	10.15%	9.74%	10.22%
Tangible common equity ratio	7.71%	7.85%	7.70%	7.26%	7.64%
Leverage (Tier 1) ratio (g)	8.25%	8.15%	7.83%	7.89%	7.88%
Common equity tier 1 (CET1) ratio (g)	11.16%	11.17%	10.98%	11.00%	10.61%
Tier 1 risk-based capital ratio (g)	11.16%	11.17%	10.98%	11.00%	10.61%
Total risk-based capital ratio (g)	12.92%	13.06%	12.94%	13.60%	13.22%

(g) Estimated for most recent period-end. Regulatory capital ratios reflect the election to use the five-year transition rules for the adoption of ASC 326, commonly referred to as Current Expected Credit Loss, or CECL.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE SHEET

(Unaudited)

	Three Months Ended			Twelve Months Ended
(in thousands)	12/31/2021	9/30/2021	12/31/2020	12/31/2021	12/31/2020
ASSETS
Commercial non-real estate loans	$9,339,223	$9,379,155	$10,139,211	$9,662,663	$10,111,952
Commercial real estate - owner occupied loans	2,802,894	2,818,968	2,824,281	2,810,772	2,767,785
Total commercial and industrial loans	12,142,117	12,198,123	12,963,492	12,473,435	12,879,737
Commercial real estate - income producing loans	3,462,044	3,485,583	3,384,749	3,434,480	3,277,034
Construction and land development loans	1,198,638	1,234,637	1,081,734	1,162,337	1,114,123
Residential mortgage loans	2,365,798	2,376,500	2,732,483	2,445,602	2,857,584
Consumer loans	1,601,533	1,646,330	1,903,214	1,692,088	2,038,045
Total loans	20,770,130	20,941,173	22,065,672	21,207,942	22,166,523
Loans held for sale	77,405	82,588	104,415	90,231	86,842
Securities (h)	8,378,258	8,368,824	6,921,099	8,105,830	6,398,749
Short-term investments	3,687,866	2,704,796	784,345	2,656,860	583,199
Earning assets	32,913,659	32,097,381	29,875,531	32,060,863	29,235,313
Allowance for loan losses	(362,112)	(392,767)	(451,403)	(406,082)	(391,694)
Goodwill and other intangible assets	927,571	931,584	944,572	933,701	951,875
Other assets	2,349,909	2,571,762	2,698,762	2,486,910	2,595,473
Total assets	$35,829,027	$35,207,960	$33,067,462	$35,075,392	$32,390,967
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$14,126,335	$13,535,961	$11,759,755	$13,323,978	$10,779,570
Interest-bearing transaction and savings deposits	11,405,136	11,341,034	10,229,569	11,216,503	9,558,071
Interest-bearing public fund deposits	3,057,776	3,085,452	3,160,372	3,140,185	3,232,133
Time deposits	1,161,418	1,274,859	1,890,751	1,413,043	2,642,543
Total interest-bearing deposits	15,624,330	15,701,345	15,280,692	15,769,731	15,432,747
Total deposits	29,750,665	29,237,306	27,040,447	29,093,709	26,212,317
Short-term borrowings	1,691,579	1,612,253	1,779,464	1,663,173	1,978,195
Long-term debt	245,369	248,019	385,313	314,903	320,274
Other liabilities	499,411	504,295	455,592	458,352	447,082
Common stockholders' equity	3,642,003	3,606,087	3,406,646	3,545,255	3,433,099
Total liabilities & stockholders' equity	$35,829,027	$35,207,960	$33,067,462	$35,075,392	$32,390,967
For informational purposes only - included above
SBA Paycheck Protection Program (PPP) loans	$708,435	$1,172,276	$2,216,458	$1,523,718	$1,566,889

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Three Months Ended
	12/31/2021			9/30/2021			12/31/2020
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$16,802.8	$150.7	3.56%	$16,918.4	$150.3	3.52%	$17,430.0	$157.1	3.59%
Residential mortgage loans	2,365.8	20.5	3.46%	2,376.5	21.5	3.63%	2,732.5	26.6	3.90%
Consumer loans	1,601.5	18.9	4.68%	1,646.3	20.4	4.90%	1,903.2	22.8	4.76%
Loan fees & late charges	—	10.3	0.00%	—	13.5	0.00%	—	14.6	0.00%
Total loans (TE) (j) (k)	20,770.1	200.4	3.83%	20,941.2	205.7	3.90%	22,065.7	221.1	3.99%
Loans held for sale	77.4	0.6	3.02%	82.6	0.6	3.06%	104.4	0.5	1.99%
US Treasury and government agency securities	418.4	1.6	1.60%	395.6	1.6	1.59%	196.0	0.9	1.85%
CMOs and mortgage backed securities	7,019.6	30.5	1.74%	7,033.7	31.4	1.79%	5,781.5	30.7	2.12%
Municipals (TE)	924.1	6.8	2.93%	925.0	6.8	2.93%	934.1	6.9	2.94%
Other securities	16.2	0.1	3.50%	14.5	0.1	3.56%	9.5	0.1	4.20%
Total securities (TE) (l)	8,378.3	39.0	1.86%	8,368.8	39.9	1.91%	6,921.1	38.6	2.23%
Total short-term investments	3,687.9	1.4	0.15%	2,704.8	1.0	0.15%	784.3	0.2	0.10%
Average earning assets yield (TE)	$32,913.7	$241.4	2.92%	$32,097.4	$247.2	3.06%	$29,875.5	$260.4	3.47%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$11,405.1	$1.3	0.04%	$11,341.0	$1.7	0.06%	$10,229.6	$4.2	0.16%
Time deposits	1,161.4	0.8	0.27%	1,274.9	1.0	0.32%	1,890.7	3.8	0.80%
Public funds	3,057.8	2.8	0.36%	3,085.4	2.3	0.30%	3,160.4	3.9	0.50%
Total interest-bearing deposits	15,624.3	4.9	0.12%	15,701.3	5.0	0.13%	15,280.7	11.9	0.31%
Short-term borrowings	1,691.6	1.5	0.34%	1,612.3	1.5	0.36%	1,779.4	1.7	0.37%
Long-term debt	245.4	3.1	5.12%	248.0	3.2	5.08%	385.3	5.4	5.61%
Total borrowings	1,937.0	4.6	0.95%	1,860.3	4.7	0.99%	2,164.7	7.1	1.30%
Total interest-bearing liabilities cost	17,561.3	9.5	0.21%	17,561.6	9.7	0.22%	17,445.4	19.0	0.43%
Net interest-free funding sources	15,352.4			14,535.8			12,430.1
Total cost of funds	32,913.7	9.5	0.11%	32,097.4	9.7	0.12%	29,875.5	19.0	0.25%
Net Interest Spread (TE)		$231.9	2.70%		$237.5	2.84%		$241.4	3.04%
Net Interest Margin (TE)	$32,913.7	$231.9	2.80%	$32,097.4	$237.5	2.94%	$29,875.5	$241.4	3.22%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $1.9 million, $1.6 million and $2.2 million for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Twelve Months Ended
	12/31/2021			12/31/2020
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$17,070.3	$606.1	3.55%	$17,270.9	$660.5	3.82%
Residential mortgage loans	2,445.6	90.6	3.70%	2,857.6	112.1	3.92%
Consumer loans	1,692.1	81.6	4.82%	2,038.0	101.5	4.98%
Loan fees & late charges	—	53.7	0.00%	—	41.0	0.00%
Total loans (TE) (j) (k)	21,208.0	832.0	3.92%	22,166.5	915.1	4.13%
Loans held for sale	90.2	2.5	2.82%	86.8	2.6	3.02%
US Treasury and government agency securities	330.6	5.4	1.64%	153.5	3.2	2.09%
CMOs and mortgage backed securities	6,833.1	122.3	1.79%	5,345.0	121.8	2.28%
Municipals (TE)	928.4	27.2	2.93%	891.9	26.9	3.02%
Other securities	13.7	0.5	3.66%	8.4	0.4	4.28%
Total securities (TE) (l)	8,105.8	155.4	1.92%	6,398.8	152.3	2.38%
Total short-term investments	2,656.9	3.5	0.13%	583.2	1.0	0.17%
Average earning assets yield (TE)	$32,060.9	$993.4	3.10%	$29,235.3	$1,071.0	3.66%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$11,216.5	$9.1	0.08%	$9,558.1	$25.6	0.27%
Time deposits	1,413.0	6.5	0.46%	2,642.5	37.1	1.40%
Public funds	3,140.2	10.6	0.34%	3,232.1	25.6	0.79%
Total interest-bearing deposits	15,769.7	26.2	0.17%	15,432.7	88.3	0.57%
Short-term borrowings	1,663.2	6.0	0.36%	1,978.2	10.0	0.51%
Long-term debt	314.9	16.8	5.32%	320.3	17.2	5.36%
Total borrowings	1,978.1	22.8	1.15%	2,298.5	27.2	1.18%
Total interest-bearing liabilities cost	17,747.8	49.0	0.28%	17,731.2	115.5	0.65%
Net interest-free funding sources	14,313.1			11,504.1
Total cost of funds	32,060.9	49.0	0.15%	29,235.3	115.5	0.39%
Net Interest Spread (TE)		$944.4	2.82%		$955.5	3.01%
Net Interest Margin (TE)	$32,060.9	$944.4	2.95%	$29,235.3	$955.5	3.27%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $8.6 million and $15.4 million for the twelve months ended December 31, 2021 and 2020, respectively.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands)	12/31/2021	9/30/2021	12/31/2020	12/31/2021	12/31/2020
Nonaccrual loans (m)	$55,523	$60,357	$139,879	$55,523	$139,879
Restructured loans - still accruing	3,788	3,071	4,262	3,788	4,262
Total nonperforming loans	59,311	63,428	144,141	59,311	144,141
ORE and foreclosed assets	7,533	8,423	11,648	7,533	11,648
Total nonperforming assets	$66,844	$71,851	$155,789	$66,844	$155,789
Nonperforming assets as a percentage of loans, ORE and foreclosed assets	0.32%	0.34%	0.71%	0.32%	0.71%
Accruing loans 90 days past due	$5,524	$9,970	$3,361	$5,524	$3,361
Accruing loans 90 days past due as a percentage of loans	0.03%	0.05%	0.02%	0.03%	0.02%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	0.34%	0.39%	0.73%	0.34%	0.73%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for Loan Losses:
Beginning balance	$371,521	$399,668	$448,674	$450,177	$191,251
Cumulative effect of change in accounting principle (n)	—	—	—	—	49,411
Provision for loan losses	(28,787)	(26,377)	25,833	(76,921)	604,301
Charge-offs	(6,155)	(6,755)	(27,478)	(50,836)	(409,457)
Recoveries	5,486	4,985	3,148	19,645	14,671
Net charge-offs	(669)	(1,770)	(24,330)	(31,191)	(394,786)
Ending Balance	$342,065	$371,521	$450,177	$342,065	$450,177
Reserve for Unfunded Lending Commitments:
Beginning balance	$28,946	$29,524	$31,526	$29,907	$3,974
Cumulative effect of change in accounting principle (n)	—	—	—	—	27,330
Provision for losses on unfunded lending commitments	388	(578)	(1,619)	(573)	(1,397)
Ending Balance	$29,334	$28,946	$29,907	$29,334	$29,907
Total Allowance for Credit Losses	$371,399	$400,467	$480,084	$371,399	$480,084
Total Provision for Credit Losses	$(28,399)	$(26,955)	$24,214	$(77,494)	$602,904
Allowance for loan losses as a percentage of period-end loans	1.62%	1.78%	2.07%	1.62%	2.07%
Allowance for credit losses as a percentage of period-end loans	1.76%	1.92%	2.20%	1.76%	2.20%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	527.59%	506.17%	305.20%	527.59%	305.20%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries):
Commercial & real estate loans	$(502)	$536	$22,141	$25,497	$384,225
Residential mortgage loans	(31)	(485)	(166)	(746)	(1,074)
Consumer loans	1,202	1,719	2,355	6,440	11,635
Total net charge-offs	$669	$1,770	$24,330	$31,191	$394,786
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	(0.01)%	0.01%	0.51%	0.15%	2.22%
Residential mortgage loans	(0.01)%	(0.08)%	(0.02)%	(0.03)%	(0.04)%
Consumer loans	0.30%	0.41%	0.49%	0.38%	0.57%
Total net charge-offs as a percentage of average loans	0.01%	0.03%	0.44%	0.15%	1.78%
For informational purposes - included above
Provision for credit loss associated with energy loan sale	$—	$—	$—	$—	$160,101
Charge-offs associated with energy loan sale	—	—	—	—	242,628

(m) Included in nonaccrual loans are nonaccruing restructured loans totaling $6.8 million, $7.2 million and $21.6 million at December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

(n) Represents the increase in the allowance upon the January 1, 2020 adoption of ASC 326, commonly referred to as Current Expected Credit Losses, or CECL.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended
(dollars in thousands)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Nonaccrual loans (m)	$55,523	$60,357	$83,551	$108,434	$139,879
Restructured loans - still accruing	3,788	3,071	3,830	6,320	4,262
Total nonperforming loans	59,311	63,428	87,381	114,754	144,141
ORE and foreclosed assets	7,533	8,423	10,201	9,467	11,648
Total nonperforming assets	$66,844	$71,851	$97,582	$124,221	$155,789
Nonperforming assets as a percentage of loans, ORE and foreclosed assets	0.32%	0.34%	0.46%	0.57%	0.71%
Accruing loans 90 days past due (o)	$5,524	$9,970	$8,925	$5,090	$3,361
Accruing loans 90 days past due as a percentage of loans	0.03%	0.05%	0.04%	0.02%	0.02%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	0.34%	0.39%	0.50%	0.60%	0.73%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses	$342,065	$371,521	$399,668	$424,360	$450,177
Reserve for unfunded lending commitments	29,334	28,946	29,524	32,559	29,907
Total allowance for credit losses	$371,399	$400,467	$429,192	$456,919	$480,084
Total provision for credit losses	$(28,399)	$(26,955)	$(17,229)	$(4,911)	$24,214
Allowance for loan losses as a percentage of period-end loans	1.62%	1.78%	1.89%	1.96%	2.07%
Allowance for credit losses as a percentage of period-end loans	1.76%	1.92%	2.03%	2.11%	2.20%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	527.59%	506.17%	415.00%	354.09%	305.20%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$(502)	$536	$9,257	$16,206	$22,141
Residential mortgage loans	(31)	(485)	(133)	(97)	(166)
Consumer loans	1,202	1,719	1,374	2,145	2,355
Total net charge-offs	$669	$1,770	$10,498	$18,254	$24,330
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	(0.01)%	0.01%	0.22%	0.38%	0.51%
Residential mortgage loans	(0.01)%	(0.08)%	(0.02)%	(0.02)%	(0.02)%
Consumer loans	0.30%	0.41%	0.32%	0.48%	0.49%
Total net charge-offs as a percentage of average loans:	0.01%	0.03%	0.20%	0.34%	0.44%
AVERAGE LOANS
Commercial & real estate loans	$16,802,799	$16,918,343	$17,233,112	$17,334,265	$17,429,975
Residential mortgage loans	2,365,798	2,376,500	2,442,956	2,600,492	2,732,483
Consumer loans	1,601,533	1,646,330	1,712,746	1,810,541	1,903,214
Total average loans	$20,770,130	$20,941,173	$21,388,814	$21,745,298	$22,065,672

(m) Included in nonaccrual loans are nonaccruing restructured loans totaling $6.8 million, $7.2 million, $6.8 million, $7.2 million and $21.6 million at December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively.

(o) Excludes 90+ accruing loan troubled debt restructured loans already reflected in total nonperforming loans of $1.8 million at March 31, 2021.

HANCOCK WHITNEY CORPORATION

Appendix A to the Earnings Release

Reconciliation of Non-GAAP Measures

TOTAL REVENUE (TE) AND PRE-PROVISION NET REVENUE (TE)

	Three Months Ended					Twelve Months Ended
(in thousands)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Net interest income	$229,296	$234,709	$234,643	$234,587	$238,286	$933,235	$942,523
Noninterest income	89,612	93,361	94,272	87,089	82,350	364,334	324,428
Total revenue	318,908	328,070	328,915	321,676	320,636	1,297,569	1,266,951
Taxable equivalent adjustment (p)	2,635	2,768	2,854	2,922	3,115	11,179	13,000
Nonoperating revenue	(3,600)	(4,576)	(2,800)	—	—	(10,976)	—
Operating revenue (TE)	317,943	326,262	328,969	324,598	323,751	1,297,772	1,279,951
Noninterest expense	(182,462)	(194,703)	(236,770)	(193,072)	(193,144)	(807,007)	(788,792)
Nonoperating expense	(1,329)	3,225	44,977	—	—	46,873	—
Operating pre-provision net revenue (TE)	$134,152	$134,784	$137,176	$131,526	$130,607	$537,638	$491,159

(p) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.